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                                     BY-LAWS

                                       OF

                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION


                                 --------------

                           INCORPORATED UNDER THE LAWS

                            OF THE STATE OF DELAWARE

                                 --------------




                            AS ADOPTED ON MAY 3, 2000

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                                     BY-LAWS

                                       OF

                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION

                                 --------------




                                    ARTICLE I

                                     OFFICES

       SECTION 1.01. REGISTERED OFFICE. The registered office of PaineWebber Asset Acceptance Corporation (the "Corporation") in the State of Delaware shall be at Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805, and the registered agent in charge thereof shall be Corporation Service Company.

       SECTION 1.02. OTHER OFFICES. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware.


                                   ARTICLE II

                     MEETINGS OF STOCKHOLDERS, STOCKHOLDERS'
                           CONSENT IN LIEU OF MEETING

       SECTION 2.01. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (hereinafter called the Board) and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.03 of this Article.

           SECTION 2.02. SPECIAL MEETINGS. A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman of the Board, the Vice Chairman, the President or the Secretary of the Corporation or a stockholder or stockholders holding of record at least a majority of the shares of Common Stock of the Corporation issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

           SECTION 2.03. STOCKHOLDERS' CONSENT IN LIEU OF MEETING. Any action required by the laws of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.

                                   ARTICLE III

                               BOARD OF DIRECTORS

           SECTION 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

           SECTION 3.02. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall be fixed from time to time by a vote of a majority of the whole Board. The term "whole Board" is used herein to refer to the number of directors from time to time authorized to be on the Board regardless of the number of directors then in office. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

           SECTION 3.03. RESIGNATION, REMOVAL AND VACANCIES. Any director may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           Any director or the entire Board may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 2.03 of Article II hereof.

           Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

           SECTION 3.04. MEETINGS. (A) ANNUAL MEETINGS. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.05 of this Article.

           (B) OTHER MEETINGS. Other meetings of the Board shall be held at such times and places as the Board, the Chairman of the Board or the President shall from time to time determine.

           (C) NOTICE OF MEETINGS. The Secretary shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least fourteen days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

           (D) PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

           (E) QUORUM AND MANNER OF ACTING. A majority of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

           (F) ORGANIZATION. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

           (i) the Chairman of the Board;

          (ii) the President; or

         (iii) any director chosen by a majority of the directors present. The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the Chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

           SECTION 3.05. DIRECTORS' CONSENT IN LIEU OF MEETING. Action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

           SECTION 3.06. ACTION BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                                 ARTICLE IV

                          COMMITTEES OF THE BOARD

           SECTION 4.01. APPOINTMENT OF EXECUTIVE COMMITTEE. The Board may from time to time by resolution passed by a majority of the whole Board designate from its members an Executive Committee to serve at the pleasure of the Board. The Chairman of the Executive Committee shall be designated by the Board. The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member or members at any meeting of the Executive Committee. The Board shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

           SECTION 4.02. PROCEDURES OF EXECUTIVE COMMITTEE. The Executive Committee, by a vote of a majority of its members, shall fix by whom its meetings may be called and the manner of calling and holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members or by the Board.

           SECTION 4.03. POWERS OF EXECUTIVE COMMITTEE. During the intervals between the meetings of the Board, unless otherwise determined from time to time by resolution passed by the whole Board, the Executive Committee shall possess and may exercise all the powers and authority of the Board in the management and direction of the business and affairs of the Corporation, including the power to declare a dividend to its stockholders, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have power or authority in reference to:

           (a) amending the Certificate of Incorporation;

           (b) adopting an agreement of merger or consolidation;

                     (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                     (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

                     (e) amending the By-laws; or

                     (f) authorizing the issuance of stock or adopting a certificate of ownership and merger under Section 253 of the General Corporation Law of Delaware.

           SECTION 4.04. REPORTS OF EXECUTIVE COMMITTEE. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board. Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.

           SECTION 4.05. OTHER COMMITTEES. The Board, by resolution adopted by a majority of the whole Board, may designate from among its members one or more other committees, each of which shall have such authority of the Board as may be specified in the resolution of the Board designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 4.03 of this Article IV. The Board shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board.

                                 ARTICLE V

                                  OFFICERS

           SECTION 5.01. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a President, a Secretary and a Treasurer and may include a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents or one or more Assistant Secretaries or Assistant Treasurers. Any two or more offices may be held by the same person.

           SECTION 5.02. AUTHORITY AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by the Board.

           SECTION 5.03. TERM OF OFFICE, RESIGNATION AND REMOVAL. All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. The Chairman of the Board, if any, and the President shall be elected or appointed from among the members of the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

           Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

           All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the stockholders of the Corporation with or without cause.

           SECTION 5.04. VACANCIES. If an office becomes vacant for any reason, the Board shall fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board.

           SECTION 5.05. CHAIRMAN OF THE BOARD; VICE CHAIRMAN OF THE BOARD. (a) If there shall be a Chairman of the Board, he shall preside at meetings of the Board and of the stockholders at which he is present, and shall give counsel and advice to the Board and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He shall perform such other duties as the Board may from time to time determine. Except as otherwise provided by resolution of the Board he shall be ex-officio a member of all committees of the Board.

           (b) The Vice Chairman, or if there be more than one, the Vice Chairmen, shall be a member of the Board of Directors and shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors or the Chairman of the Board.

           SECTION 5.06. THE PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and unless the Chairman of the Board be present or the Board has provided otherwise by resolution, he shall preside at all meetings of the Board and the stockholders at which he is present. He shall have general and active management and control of the business, affairs and officers of the Corporation subject to the control of the Board and the Executive Committee, if any, and shall see that all orders and resolutions of the Board and the Executive Committee, if any, are carried into effect.

           SECTION 5.07. MANAGING DIRECTOR. The Managing Director or, if there be more than one, the Managing Directors, shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President or a division President. Except where required by law the signature of the President is required, a Managing Director shall possess the power to sign certificates, contracts, obligations and other instruments on behalf of the Corporation.

           SECTION 5.08. VICE PRESIDENTS. The Vice President or, if there be more than one, the Vice Presidents, shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President or a division President. Except where required by law the signature of the President is required, a Vice President shall possess the power to sign certificates, contracts, obligations and other instruments on behalf of the Corporation.

           SECTION 5.09. THE SECRETARY. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board.

           SECTION 5.10. ASSISTANT SECRETARIES. The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform and may exercise such authority and perform such other duties, including, but not limited to, those involving regulatory agency registration and compliance matters, as the President or Secretary shall prescribe.

           SECTION 5.11. THE TREASURER. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, a statement of his accounts and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board.

           SECTION 5.12. ASSISTANT TREASURERS. The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board or the Treasurer shall prescribe.

                                 ARTICLE VI

               CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

           SECTION 6.01. EXECUTION OF DOCUMENTS. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

           SECTION 6.02. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer or any other officer of the Corporation to whom power in this respect shall have been given by the Board shall select.

           SECTION 6.03. PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS. The President shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                                ARTICLE VII

               SHARES AND THEIR TRANSFER; FIXING RECORD DATE

           SECTION 7.01. CERTIFICATES FOR SHARES. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board. Certificates of each class shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

           SECTION 7.02. RECORD. A record (herein called the stock record) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

           SECTION 7.03. TRANSFER AND REGISTRATION OF STOCK. (a) The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

           (b) Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

           SECTION 7.04. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

           SECTION 7.05. LOST, DESTROYED AND MUTILATED CERTIFICATES. The Board or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

           SECTION 7.06. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

           SECTION 7.07. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                ARTICLE VIII

                                    SEAL

           The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 2000 Delaware".

                                 ARTICLE IX

                                 FISCAL YEAR

           The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                 ARTICLE X

                              INDEMNIFICATION

       SECTION 10.1. RIGHT TO INDEMNIFICATION. The Corporation shall to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who is or was a director or officer of the Corporation or is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

       SECTION 10.2. INSURANCE, CONTRACTS AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnity under this Article X against any expenses, judgments, fines and amounts paid in settlement as specified in the first section of this Article or incurred by any such person in connection with any Proceeding referred to in this Article X, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnity under this Article X in furtherance of the provisions of this Article X and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

       SECTION 10.3. INDEMNIFICATION; NOT EXCLUSIVE RIGHT. The right of indemnification provided in this Article X shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article X shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article X and shall be applicable to Proceedings commenced or continuing after the adoption of this Article X, whether arising from acts or omissions occurring before or after such adoption.

       SECTION 10.4. ADVANCEMENT OF EXPENSES; PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article X:

       (A) ADVANCEMENT OF EXPENSES. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article X.

       (B) PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. (i) to obtain indemnification under this Article X, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

       (ii) The Indemnitee's entitlement to indemnification under this Article X shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).

       (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object. If no Independent Counsel is so selected to act as provided in Section 4(b)(ii), the Indemnitee shall be entitled to seek adjudication to indemnification in an appropriate court of the State of Delaware or any other court of competent jurisdiction.

       (C) PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. If the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

       (D) REMEDIES OF INDEMNITEE. (i) In the event that a determination is made pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this Article X, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in an appropriate court of the State of Delaware or any other court of competent jurisdiction; (B) any such judicial proceeding shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination.

       (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4(a) or
(y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

       (iii) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Article X.

       (iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article X, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication shall be prorated accordingly.

       (E) DEFINITIONS. For purposes of this Section 4: (i) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee;

       (ii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article X. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article X.

       SECTION 10.5. SEVERABILITY. If any provision or provisions of this
Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article X containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article X (including, without limitation, all portions of any section of this Article X containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       SECTION 10.6. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Notwithstanding any other provision or provisions of this Article X, the Corporation may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Corporation) who is or was involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against any or all expenses (including attorneys' fees), judgments, fines amounts paid in settlement incurred in connection with such Proceeding.

                                 ARTICLE XI

                              WAIVER OF NOTICE

          Whenever any notice whatever is required to be given by these By-Laws or the Certificates of Incorporation of the Corporation or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                                 ARTICLE XII

                                 AMENDMENTS

          Any By-Law (including these By-Laws) may be adopted, amended or repealed by the Board in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation.